NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES COMMENCEMENT OF MOUNTRAIL COUNTY, ND BAKKEN DRILLING PROGRAM AND PROVIDES OPERATIONAL UPDATE

Austin, TX - November 6, 2007 -- Brigham Exploration Company (NASDAQ: BEXP) announced the commencement of drilling in its growing Mountrail County North Dakota horizontal Bakken play, and provided an operational update.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Conventional Wells	Objective	WI%	NRI	Status / Comments

Blue Heron #1	Oligocene	40%	29%	Drilling @ ~ 14,660’ targeting 3-D delineated fault trap adjacent to production with total depth est. of 15,090’

Robin #1	Oligocene	40%	29%	Planned November spud to test 3-D delineated fault trap with shallow production, est. total depth of 14,452’

Randall Unit #2	Frio	94%	74%	Commencing step out proximal to good Frio production, est. total depth of 14,800’, 15 Bcfe unrisked potential

Richardson 25 #1	Red River	90%	68%	Commencing Sheridan Co., Montana Red River test, estimated total depth of 11,100’

Sullivan C-38	Vicksburg	Est. 100%	Est. 76%	Planned December spud to attempt to extend prolific Floyd Field to the north, estimated total depth of 14,000’

Resource Plays	Objective	WI%	NRI	Status / Comments

Bergstrom Family Trust 26 #1H	Bakken	57%	44%	Drilling @ ~5,800’, 1st operated Mountrail Co., ND horizontal Bakken well, ~ 6.5 miles NE of Parshall Field discoveries and ~ 6 miles SE of EOG Austin discoveries

Bakke 23 #1H	Bakken	88%	72%	Building location to spud Mountrail Co., ND horizontal Bakken well ~ 12 miles west of EOG Austin discoveries

Hynek 2 #1H	Bakken	97%	78%	Building location to spud Mountrail Co., ND horizontal Bakken well located ~ 6 miles west of Bakke 23 #1H

Risan 1-34H	Bakken	1.3%	1.1%	Brigham’s 1st Mountrail County, ND horizontal Bakken discovery, located in Parshall Field

Hess En-Hegland ###-##-####H-1	Bakken	1.0%	0.8%	Completing Mountrail Co., ND horizontal Bakken well located 4.5 miles east of Nesson Anticline after encountering good shows

Petrohunt Torgerson 15B-2-2H	Bakken	1.7%	1.4%	Completing Mountrail Co., ND well with good Bakken shows, well located 15 miles north of En-Hegland

Krejci Fed. #1-32H	Mowry	50%	40%	November spud of next horizontal well utilizing best practices including swell packers

Vicksburg Development Drilling - Brigham's interpretation of its recently reprocessed 3-D seismic data over its Home Run, Floyd and Triple Crown Fields is progressing. The company released its rig in August, in order to integrate the interpretation of its newly reprocessed 3-D seismic data with recent well results to delineate an optimal development plan. As a result of this work, two new Vicksburg wells have been proposed, and two additional wells will be proposed in the next two weeks. In December, Brigham plans to recommence its continuous drilling in the Vicksburg with the spudding of the Sullivan C-38. The Sullivan C-38 is a 14,000 foot development well that, if successful, could extend the prolific Floyd Fault Block Field.

Williston Basin Mountrail County North Dakota Area Activity - To date, Brigham's Mountrail County drilling has been limited to its participation with very small working interests in horizontal Bakken wells drilled by other operators, providing beneficial information on drilling and completion techniques being utilized. However, Brigham is currently drilling its first operated Mountrail County Bakken well, the Bergstrom Family Trust 26 #1H, at a depth of approximately 5,800 feet. The Bergstrom Family Trust 26 #1H is located approximately 6.5 miles northeast of the Parshall Field, and approximately 6 miles southeast of EOG's recently announced discoveries, the Austin #1-02H and the Austin #2-03H wells. Brigham plans to drill the Bergstrom Family Trust 26 #1H to the Bakken at a depth of roughly 8,350 feet, and to subsequently drill a 4,500 foot lateral. Brigham plans to complete the well utilizing swell packers and other operational techniques that have generated strong recent completions in the area.

Brigham is currently building locations and preparing to spud two additional operated wells. The Bakke 23 #1H will be drilled approximately 12 miles west of EOG's recent Austin #1-02H completion, while the Hynek 2 #1H will be drilled roughly six miles west of the Bakke 23 #1H. Brigham plans to utilize swell packers and complete these wells with procedures similar to the Bergstrom Family Trust. Results for all three Brigham operated Mountrail County horizontal Bakken wells are expected during the first quarter 2008.

Brigham has grown its total acreage in Mountrail County North Dakota and the surrounding areas to approximately 42,600 net acres. Approximately 28,600 acres are located in Mountrail County, while approximately 14,000 acres are located in extensional areas where horizontal Bakken wells have yet to be drilled. Based primarily on pending leasehold acquisitions, Brigham expects its total acreage in the Mountrail County area Bakken play to grow to approximately 60,000 net acres.

Bud Brigham, the Chairman, President and CEO stated, "We are pleased with the rapid growth in our acreage position in the Mountrail County area and the opportunity it provides to complement our conventional exploration and development drilling with a low risk, repeatable unconventional drilling program. Given the growing number of successful horizontal Bakken completions in the Mountrail County area by other operators, we are optimistic that this play will provide us with such an inventory. In the eastern portion of Mountrail County, approximately 22 recent horizontal Bakken wells have been completed with recent average initial production rates of over 1,000 barrels of oil per day. To date we have approximately 4,600 net acres in this general area, which provides us with seven to fourteen net locations, assuming 640 acre and 320 acre spacing, respectively."

"We control approximately 24,000 net acres to the west of the Parshall Field area, but to the east of the Nesson anticline. Although this is a large area and fewer wells have been drilled to date, the early results indicate that this area also provide attractive drilling economics. In addition, we believe our 14,000 acres in extensional areas also have the right attributes to provide attractive drilling economics, although this acreage is in areas that have yet to experience horizontal Bakken drilling. We'll likely commence drilling in these areas early in 2008."

"Based on the drilling that has taken place in each of these areas, the strongest producers are among the most recent wells drilled, which we believe indicates that operators are finding more optimal operational techniques for drilling and completing these wells. Inclusive of our acreage in the extensional areas, our current 42,600 acres east of the Nesson anticline in Mountrail County, North Dakota and the surrounding area, provides us with the potential to drill 66 to 133 net wells, depending on the ultimate spacing."

2007 OPERATIONAL SUMMARY

Thus far in 2007, Brigham has spud twenty wells, retaining an average working interest of approximately 51%. Fourteen of these wells have been or are currently being completed, four are currently drilling and two have been plugged. Brigham's gross and net completion rates thus far in 2007 are 88% and 94% respectively.

Bud Brigham concluded, "Although we expect the unusual gap in our well completions to generate lower production during the fourth quarter, accelerating activity in the field with our drilling program, including the resumption of our continuous drilling in the Vicksburg later this quarter, should generate a resumption of our growth in production volumes during the first quarter of 2008. Further, our three horizontal wells soon to be drilling in Mountrail County, North Dakota, combined with our next horizontal Mowry well in the Powder River Basin, could have a substantial impact on our shareholder net asset value as we exit the year."
Thus far in 2007, Brigham has spud twenty wells, retaining an average working interest of approximately 51%. Fourteen of these wells have been or are currently being completed, four are currently drilling and two have been plugged. Brigham's gross and net completion rates thus far in 2007 are 88% and 94% respectively.

Bud Brigham concluded, “Although we expect the unusual gap in our well completions to generate lower production during the fourth quarter, accelerating activity in the field with our drilling program, including the resumption of our continuous drilling in the Vicksburg later this quarter, should generate a resumption of our growth in production volumes during the first quarter of 2008. Further, our three horizontal wells soon to be drilling in Mountrail County, North Dakota, combined with our next horizontal Mowry well in the Powder River Basin, could have a substantial impact on our shareholder net asset value as we exit the year.”

About Brigham Exploration

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward Looking Statement Disclosure

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions and the impact of governmental regulation and other risks more fully described in the company's filings with the Securities and Exchange Commission. Forward looking statements are typically identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward looking statements may be expressed differently. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

CONTACT: Rob Roosa, Finance Manager, +1-512-427-3300

SOURCE	Brigham Exploration Company
-0-	11/06/2007
/CONTACT:	Rob Roosa, Finance Manager of Brigham Exploration Company, +1-512-427-3300/
/First Call Analyst: /
/Web site: http://www.bexp3d.com /
(BEXP)
CO: Brigham Exploration Company ST: Texas, Oklahoma IN: OIL SU: